                                                                    Exhibit 99.2

---------------------------------------------------Please detach here--------------------------------------------------------

                               The Board of Directors Recommends a Vote "FOR" Items 1 and 2.
1.  Agreement and Plan of Reorganization dated as of June 25, 2001 by and between Greater Bay Bancorp and SJNB Financial Corp., and the transactions contemplated thereby, including the merger of SJNB Financial Corp. with and
    into Greater Bay Bancorp.                                                         [_] For       [_] Against      [_] Abstain


2.  Amendment of the Greater Bay Bancorp amended and Restated  1996 Stock            [_] For       [_] Against      [_] Abstain
    Option Plan to increase by 4,000,000 the number of shares reserved for issuance under the plan.

3.  To transact such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                                                                                                        ___

Address Change?  Mark Box  [_]                                                               Date ______________________________
Indicate changes below:
___________________________________________________________________     _________________________________________________________

                                                                        _________________________________________________________
                                                                        _________________________________________________________

                                                                        _________________________________________________________

                                                                        Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees,
                                                                        administrators, etc., should include title and authority.
                                                                        Corporations should provide full name of corporation and
                                                                        title of authorized officer signing the proxy.

                                                                        I (WE) WILL___ WILL NOT___ ATTEND THE
                                                                        MEETING IN PERSON
___________________________________________________________________

                                                                                           [LOGO]


                        [MAP]                                                 Special Meeting of Shareholders
                                                                                         Day, Date
                                                                                           Time
                                                                                     Name of Location
                                                                                          Address

                                                                                        City, State
                                                                                      Telephone Number
[LOGO]


2860 West Bayshore Road
Palo Alto, California  94303                                                                            Proxy
_____________________________________________________________________________________________________________________________

This proxy is solicited by the Board of Directors for use at the Special Meeting on         , 2001.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on this proxy.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint David L. Kalkbrenner, Steven C. Smith, and Linda M. Iannone, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments. The Board of Directors at present knows of no other business to be presented by or on behalf of Greater Bay Bancorp or the Board of Directors at the meeting.


See reverse for voting instructions